Limited Power of Attorney - Securities Law Compliance
      The undersigned, as an officer or director of XTENT, Inc. (the "Company"), hereby constitutes and appoints
Timothy D. Kahlenberg, Jeffry J. Grainger and Gregory D.
Casciaro, and each of them, the undersigned's true and lawful attorney-in-fact and agent to complete and execute such Forms 144, Forms 3, 4 and 5 and other forms as such attorney shall in his or her discretion determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933 (as amended), Section 16 of the Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company, and to do all acts necessary in order to file such forms with the Securities and Exchange
Commission, any securities exchange or national association, the Company and such other person or agency as the attorney shall deem appropriate. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.
      This Limited Power of Attorney is executed at Rancho Santa Fe, California as of the date set forth below.

/s/ Michael L. Eagle
Michael L. Eagle
Dated:  August 10, 2007

Witness:

/s/Juanita K. Eagle
Juanita K. Eagle
Dated:  August 10, 2007